Exhibit 10.5

Zion Oil & Gas Inc.

2005 STOCK OPTION PLAN

  PURPOSES OF THE PLAN

  The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, members of the board of directors of Zion Oil & Gas Inc. (the "Company"), consultants and other service providers of the Company and of the Company's Subsidiaries, to align their respective interests with shareholder interests through equity-based compensation and to promote the success of the Company and its Subsidiaries (as defined in section 4 below).

  TYPES OF AWARDS

  The Plan contemplates the issuance of Awards (as defined in Section 4 below) by the Company, both as a private company and as a publicly traded company and is intended to enable the Company to issue Awards subject to Applicable Laws (as defined in Section 4 below), and to Section 3, under varying tax regimes including without limitation (i) "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"); (ii) "nonqualified stock options" ("Nonqualified Stock Options") as defined in the Code; (iii) Stock Options without a trustee pursuant and subject to the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the "Ordinance"), as amended and any regulations, rules, orders or procedures promulgated thereunder, including tax rules (Preferential Tax Treatment regarding Issuance of Shares to Employees), 2003 ("Section 102") (such options, "Non Trustee 102 Stock Options"), (iv) Stock Options allocated to a Trustee (as defined in section 4) under the capital gain track pursuant and subject to the provisions of Section 102 of the Ordinance (such options, "102 Capital Gain Stock Options"); (v) Stock Options allocated to a Trustee (as defined in section 4 below) under the ordinary income track pursuant and subject to the provisions of Section 102 of the Ordinance (such options, "102 Ordinary Income Stock Options"); (vi) Stock Options pursuant to Section 3(9) of the Ordinance ("3(9) Stock Options) (all Non Trustee 102 Stock Options, 102 Capital Gain Stock Options, 102 Ordinary Income Stock Options, 3(9) Stock Options, Incentive Stock Options and Nonqualified Stock Options as well as options issued under other tax regimes, each an "Option", and collectively the "Options"). Apart from issuance under the relevant tax regimes in the United States of America and the State of Israel, the Plan contemplates issuances to Grantees (as defined in Section 4 below) in other jurisdictions with respect to which the Administrator (as defined in Section 4 below) is empowered to make the requisite adjustments in the Plan and set forth the relevant conditions in the Company's agreement with the Grantee in order to comply with the requirements of the tax regimes in said jurisdictions.

  THE ELECTION

  It is clarified, that, with regard to Trustee Stock Options (as defined in Section 4 below), although this Plan enables the Company to grant both types of Trustee Stock Options during its term (as set forth in Section 9 below), the Company must choose between granting 102 Capital Gain Stock Options and 102 Ordinary Income Stock Options (the "Election") at any given time during the term (as set forth in Section 9 below). The Company can change such Election only after the passage of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election. Until the Election is changed all Trustee Stock Options shall be issued either as 102 Capital Gain Stock Option or as 102 Ordinary Income Stock Option in accordance with the Election.

  DEFINITIONS

  For the purposes of this Zion Oil & Gas Inc. 2005 Stock Option Plan (the "Plan"), the following terms shall have the following meanings:

    "Administrator" means the Board or any of its committees as shall be appointed by the Board to administer the Plan, in accordance with Section 6 hereof.

    "Adoption Date" means the later of the date on which the Board adopted this Plan and the date the Plan was approved by the Company's shareholders, if such approval is necessary under Applicable Laws.

    "Applicable Laws" means the requirements relating to the adoption of and/or the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares may be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as well as the By-Laws of the Company.

    "Award" shall mean any Option granted to a Grantee under the Plan.

    "Award Agreement" means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant, as further specified in Section 8.

    "Award Share" means the Share/s subject to an Award.

    "Board" means the Board of Directors of the Company.

    "By-Laws" means the Articles of Incorporation of the Company as amended from time to time and the By- Laws of the Company as amended from time to time and all shareholders rights agreements, as amended from time to time, entered or to be entered into by the Company and/or its Shareholders.

    "Cause" means: (i) any action by a Grantee involving willful malfeasance or a willful breach of such a Grantee's fiduciary duties in connection with such Grantee's employment or engagement with the Company or with any Subsidiary; (ii) the conviction of a Grantee in a court of law of, or a guilty plea by the Grantee to, a felony or a fraud or any other similar act; (iii) substantial and continuing refusal or neglect by a Grantee to perform the duties requested of him (including without limitation, abiding by policies relating to confidentiality and reasonable workplace conduct) provided such duties are expected to be performed by a person engaged for a similar capacity (other than as a result of death, illness or other objective incapacity) which refusal or neglect continues for a period of ten days after written notice thereof is provided to the Grantee from the Company or from the respective Subsidiary; or (iv) an act of moral turpitude, or any similar act, to the extent that such act causes or may cause injury to the reputation of the Company and/or to any of the Company's Subsidiaries; (v) any other act or omission which, in the reasonable opinion of the Company, could materially financially harm the Company and/or any of the Company's Subsidiaries or harm the business reputation of the Company and/or any of the Company's Subsidiaries; (vi) any other circumstance deemed by law to constitute termination for cause, including circumstances relieving an employer from the duty to pay severance pay to the Grantee or (vii) termination of a Grantee's employment for cause in accordance with provisions of his employment agreement or engagement agreement, if any, with the Company.

    "Committee" means a committee of directors appointed by the Board in accordance with Section 6 hereof.

    "Consultant" means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary.

    "Effective Date" means the date on which the Award Agreement is signed by the Company and the Grantee. The "Effective Date" of Trustee Stock Options shall be the date on which such Trustee Stock Options are allocated to the Trustee.

    "Employee" means any person employed by the Company or any Subsidiary, and (i) with regard to Trustee Stock Options and Non Trustee Stock Options also directors or office holders ("Nosei Misra"- as such term is defined in the Israeli Companies Law, 5759-1999, as may be amended from time to time) of the Company or any Subsidiary, provided that he is not a "controlling party", as defined in section 32 (9) of the Ordinance, prior to and after the issuance of the Awards, and (ii) with regard to Incentive Stock Options only, provided that he is not a member of the Board. A person employed by the Company or any Subsidiary shall not cease to be an Employee for the purposes of the Plan in the case of (i) any leave of absence approved by the Company or any Subsidiary, or (ii) transfers between locations of the Company, or (iii) transfer of employment between the Company, its Subsidiaries and any successor.

    "Exercise Date" means the date on which the Grantee exercises his Awards, subject to the compliance with all of the provisions set out in Section 11 of this Plan.

    "Exercise Price" means the amount stipulated in the Award Agreement to be paid by the Grantee to the Company in order to exercise an Award into an Award Share of the Company.

    "Fair Market Value Per Share" as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Shares are principally traded for the last preceding date on which there was a sale of such Shares on such exchange; or (ii) if the Shares are listed on the Nasdaq National Market, the last reported price per Share on the Nasdaq National Market or on the Nasdaq SmallCap Market (in either case, a "Nasdaq Market") on the last preceding date on which there was a sale of such Shares on the relevant Nasdaq Market; or (iii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; or (iv) if the Shares are not then listed on a securities exchange, a Nasdaq Market or traded in an over-the-counter market, such value as the Administrator, in its sole discretion, shall determine; provided, however, that the Fair Market Value per Share on the date of the initial public offering of the Company's Shares (the "Initial Public Offering") will equal the Initial Public Offering price per Share.

    "Grantee" means the holder of an outstanding Award granted under the Plan.

    "Merger or Acquisition" shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (ii) a sale of all or substantially all of the assets of the Company (including, for purposes of this Section, intellectual property rights which, in the aggregate, constitute substantially all of the Company's assets); unless in each case, the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; or (iii) more than fifty percent (50%) of the voting power of the Company is transferred to an unrelated third party pursuant to a transaction or series of related transactions.

    "Purchaser" means the Company (if and as permitted by law) and/or any of its Subsidiaries and/or another person or entity designated for this purpose by the Company.

    "Service Provider" means an Employee or a Consultant.

(u) "Share" means a share of the Company's common stock having a par value of USD 0.01 or such other common shares of the Company with such par value into which the Company's currently outstanding common shares may be converted.

(v) "Subsidiary" means any company other than the Company, whether now or hereafter existing, in an unbroken chain of companies beginning with the Company if, at the time of the granting of the Award, each of the companies other than the last company in an unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

(w) "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its parent or Subsidiary corporation.

(x) "Trustee" means a person or entity appointed by the Board or the Committee and approved by the tax officer to hold Trustee Stock Options on behalf of the Grantee according to the conditions set forth in Section 102

(y) "Trustee Stock Options" means all 102 Capital Gain Stock Options and 102 Ordinary Income Stock Options.

(z) "Vesting Schedule" has the meaning set forth in Section 8(d).

5. AUTHORIZED SHARES

(a) Awards may be granted under the Plan, subject to the provisions of Section 18 (a) of the Plan, for up to an aggregate of 1,000,000 Shares. The Awards may be granted at any time, prior to the expiration of the Plan according to Section 9(a).

  In case of Trustee Stock Options, such Trustee Options may be granted after the passage of thirty days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval the Plan and the Trustee according to Section 102.

  Notwithstanding the above, if within 90 days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Awards that were intended to be granted as a Trustee Stock Options shall be deemed to be Non Trustee 102 Stock Options, unless otherwise approved by the tax officer.

(d) If an Award expires, is cancelled or otherwise becomes unexercisable without having been exercised in full, the unexercised, canceled or terminated Award Shares which were subject thereto shall (unless the Plan shall have been terminated) become available for future grant under the Plan; provided, however, that Award Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future grant under the Plan.

(e) The number of Shares that are subject to Awards under the Plan shall not exceed the number of Shares reserved for the grant of Awards that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

6. ADMINISTRATION

  Procedure. The Plan shall be administered by the Board or one or more Committees as may be appointed by the Board, which Committee(s) shall be constituted to comply with Applicable Laws. The Administrator will hold its meetings at such times and places as it may determine and will maintain written minutes of its meetings.

  Powers of the Administrator. Subject to the terms and conditions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities and Applicable Laws, the Administrator shall have the authority, in its discretion:

    to select the Service Providers to whom Awards may from time to time be granted hereunder, and to grant said Service Providers the Awards;

    to determine from time to time the type of Awards to be granted to eligible Service Providers under the Plan, including the determination which Grantees will receive the Incentive Stock Options or Nonqualified Stock Options and which Employee will receive Non Trustee 102 Stock Options and subject to the Election pursuant to Section 3 and the provisions of Section 7 below, which Employee will receive 102 Capital Gain Stock Options or 102 Ordinary Income Stock Options, and to prescribe the terms and conditions (which need not be identical) of Awards granted under the Plan to such persons;

    to approve forms of the Award Agreements for use under the Plan;

    to determine the terms and conditions of any Award granted hereunder, including, without limitation, the Vesting Schedule;

    to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan, including but not limited to prescribing, amending and rescinding any previsions related to the Plan;

    to amend any outstanding Award, subject to Section 18 hereof, and to accelerate the vesting or extend the exercisability of any Award and to waive conditions or restrictions on any Award, to the extent it shall deem appropriate provided that this authority shall be granted to the Board, and only subject to its prior approval by the Committee which approval shall specifically state the number and identity of Grantees which rights the Committee will be authorized to determine.

    to allow Grantees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Laws, withhold from the Award Shares to be issued upon exercise of an Award that number of Award Shares having a value equal to the minimum statutory withholding amount. The value of the Award Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Grantees to have Award Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable and after consultation with the Company's counsel; and

    to construe and interpret the terms of the Plan, the Award Agreements and Awards.

  The Board may fill all vacancies, however caused, in a Committee. The Board may from time to time appoint additional members to a Committee, and may at any time remove one or more Committee members and substitute others.

  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees. Each member of the Board and a Committee shall be indemnified and held harmless by the Company against any cost or expense (including fees of counsel) reasonably incurred by him, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by Applicable Laws. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the By-Laws of the Company, any agreement, any vote of shareholders or disinterested directors, or otherwise.

7. ELIGIBILITY

  General. Awards may be granted to Service Providers as defined in this Plan.

  Incentive Stock Options may be granted only to Employee Grantees and in any case shall be granted subject to Section 422 of the Code. Incentive Stock Options may not be granted to any member of the Board in such capacity.

  Non Trustee 102 Stock Options and Trustee Stock Options may be granted only to Employee Grantees who are Israeli residents or are deemed to be Israeli residents for purposes of taxation, and to members of the Board, and shall be granted subject to the Ordinance.

  3(9) Stock Options may be granted only to (i) Service Providers who are not Employees and are Israeli residents or are deemed to be Israeli residents for purposes of taxation, and to (ii) Employees who are each considered as a "controlling party" as defined in section 32 (9) of the Ordinance.

  Nonqualified Stock Options may be granted to Service Providers.

  Continuing Relationship. The Plan and the Award Agreements shall not confer upon any Grantee any right with respect to continuing the Grantee's relationship as a Service Provider with the Company or a Subsidiary, nor shall it interfere in any way with his right or the Company's right, or the right of a Subsidiary, to terminate such relationship at any time, with or without Cause.

8. AWARD AGREEMENTS

A Service Provider will be entitled to an Award only if such Award is granted to the Service Provider by the Administrator and an Award Agreement is signed between the Company and him. Subject to the terms and conditions of the Plan, each Award Agreement shall contain provisions as the Administrator shall from time to time deem appropriate. Award Agreements need not be identical, but each Award Agreement shall include, by appropriate language, the substance of the applicable provisions set forth herein, and any such provision may be included in the Award Agreement by reference to the Plan. Unless otherwise defined specifically in the Award Agreement and approved by the Board, in the case of a conflict between the terms of any Award Agreement and the Plan, the terms of the Plan shall govern.

  Number of Shares. Each Award Agreement shall state the number of Award Shares to which the Awards relates.

  Type of Award. Each Award Agreement shall specifically state the type of Awards granted thereunder and whether they constitute an Incentive Stock Option, Nonqualified Stock Option, Non Trustee 102 Stock Option, 102 Capital Gain Stock Options, 102 Ordinary Income Stock Options, 3(9) Stock Option, or otherwise.

  Exercise Price. Each Award Agreement shall state the Exercise Price of the Award Shares to which the Award relates, provided, that in the case of an Incentive Stock Option, the Exercise Price shall not be less than one-hundred percent of the Fair Market Value of the Shares covered by the Award on the date of grant. In the event that an Option intended to be an Incentive Stock Option states an Exercise Price less than one-hundred percent of the Fair Market Value of the Shares covered by the Award on the date of grant, then it shall be deemed to be a Nonqualified Stock Option. The Exercise Price shall be subject to adjustment as provided in Section 18 hereof.

  Term and Vesting of Options. Each Award Agreement shall provide the schedule according to which such Awards may be exercised ("Vesting Schedule"). The Vesting Schedule for the Award will be determined by the Administrator provided that (to the extent permitted under Applicable Law) the Administrator, in its absolute discretion, shall have the authority to accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to the Vesting Schedule, the term during which an Award may be exercised into Award Shares (the "Exercise Period") shall in no event be greater than ten years from the date of the grant of the Award (the "Grant Date") unless otherwise determined by the Administrator (to the extent permitted under Applicable Law and this Plan), provided however, that in the case of Incentive Stock Options granted to a Ten Percent Shareholder, such Exercise Period shall not exceed five years from the date of grant of such Options. After the Exercise Period all Awards granted, that were not exercised shall be deemed null and void. The Exercise Period shall be subject to earlier termination as provided in Section 11 hereof.

  Other Provisions. The Award Agreements evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Administrator may determine.

9. TERM OF THE PLAN

The Plan shall become effective upon the Adoption Date. The Plan shall continue in effect for a term of ten years after the Adoption Date, unless sooner terminated under Section 18 of the Plan.

  Expiration. Unless otherwise stated in this Plan and/or in the Award Agreement, each Award shall expire on the tenth anniversary of the Grant Date.

  Exercise. The Awards granted will be exercisable into Award Shares of the Company according to the Vesting Schedule set forth in the Award Agreement or in this Plan. Incentive Stock Options will be exercised in compliance with the provisions of the Code.

  Exercise Price. The Exercise Price per Award Share subject to each Award shall be determined by the Administrator, provided however, that such Exercise Price shall not be less than the par value of the share into which such Option is exercisable. In the case of Incentive Stock Options, the Exercise Price per Share shall be determined according to Section 8(c) above.

  Transfer. No Award granted hereunder shall be transferable by the Grantee other than by will or by the laws of descent and distribution. Awards may be exercised during the Grantee's lifetime only by the Grantee or his guardian or legal representative. Award Shares acquired upon exercise of the Awards shall be subject to such restrictions on transfer as are generally applicable to Shares of the Company in accordance with the Company's By Laws. Without derogating from any other provision in this Plan, it is expressly clarified that no transfer of Award Shares shall become effective unless the Grantee has delivered to the Company a written notice thereof, together with a confirmation in writing by any transferee of the Award Shares that it is bound by all terms and conditions of this Plan and the Award Agreement. In case of transfer of the Award Shares after the death of the Grantee, the transfer shall become effective only after the transferee delivers such a written confirmation.

  Restrictions on Transfer of Awards Shares.

    Securities Law Restrictions. Regardless of whether the offering and sale of Award Shares under the Plan have been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or have been registered or qualified under the securities laws of any state or other laws of any other jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Award Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, including the Company's Initial Public Offering of its shares, the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Award or other contract for the purchase of, purchase any or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Award Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Award Shares subject to the Market Stand-Off, or into which such Award Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Award Shares acquired under this Plan until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection. This Subsection shall apply to Award Shares held by Grantees registered in the public offering under the Securities Act or equivalent law in another jurisdiction, only if the directors and officers of the Company are subject to similar arrangements.

10. CONDITIONS UPON ISSUANCE OF AWARD SHARES

(a) Legal Compliance. Award Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award, the method of payment and the issuance and delivery of such Award Shares shall comply with Applicable Laws (i.e., for Incentive Stock Options, comply with Section 422 of the Code and for Non Trustee 102 Stock Option and Trustee Stock Options, comply with the Section 102) and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Award Shares are being purchased only for investment purposes and without any present intention to sell or distribute such Award Shares if, in the opinion of counsel for the Company, such a representation is in the best interests of the Company.

11. METHOD OF EXERCISE

  Procedure for Exercise and Rights as a Shareholder. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and/or set forth in the Award Agreement with respect to an Employee Grantee and, unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence other than leave which according to the law does not impair employment continuity.

  The Grantee may deliver to the Company on any business day a written notice stating the number of Award Shares the Grantee then desires to purchase, and each Award shall be deemed exercised only when the Company receives: (i) such written notice of exercise (in accordance with the Award Agreement) from the Grantee entitled to exercise the Award, and (ii) full payment for the Award Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Laws, the Award Agreement and the Plan. In addition, unless otherwise limited by the Administrator and to the extent permitted under the Applicable Laws, the Grantee may exercise the Award and pay for the Award Shares in whole or in part in a cashless transaction (a "Cashless Transaction"). In a Cashless Transaction, the Grantee may exercise the Award for such number of Award Shares and in consideration shall be issued by the Company such number of the Company's Shares as determined by dividing (i) the benefit resulting from the Fair Market Value of the number of Shares to be issued less the exercise price of the Award Shares being exercised in the transaction, by (ii) the Fair Market Value. In such case, at the exercise date, the Grantee will pay for the par value of the Shares being issued.

  Award Shares issued upon exercise of an Award shall be issued in the name of the Grantee or in the name of the Trustee in the case of 102 Trustee Stock Options. Until the Award Shares are issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote at any meeting of the shareholders of the Company or to receive dividends or any other rights as a shareholder shall exist with respect to the Award Shares, notwithstanding the exercise of the Award, nor shall the Grantee be deemed to be a class of shareholders or creditors of the Company. Upon the exercise of an Award, the Company shall issue (or cause to be issued) such Award Shares promptly (up to 45 days) after the Exercise Date. If any law or regulation requires the Company to take any action with respect to the Award Shares specified in such notice before the issuance thereof, then the date of their issuance shall be delayed for the period necessary to take such action.

  Exercise of an Award in any manner shall result in a decrease in the number of Award Shares thereafter available, for delivery under the Award, by the number of Award Shares as to which the Award is exercised.

  Termination of Relationship with a Grantee. Except as provided in this Subsection and Subsections (c) through (g) below, an Award may not be exercised unless the Grantee is then a Service Provider of the Company or a Subsidiary thereof, and unless the Grantee has remained continuously a Service Provider since the Effective Date unless the Administrator determines that a longer period is applicable or such longer period is otherwise set forth in the

  Award Agreement. If a Grantee ceases to be a Service Provider, other then in cases as specified in Subsections (c) through (g) below, the Grantee may exercise his Awards within a period of ninety days following the Grantee's termination as a Service Provider to the extent that the Awards are vested on the date of termination (but in no event later than the expiration of each such Award as set forth in Section 9 or the Award Agreement). If the Grantee dies during this ninety day period, his rights pursuant to this Subsection 11(b) shall be transferred to the Grantee's estate or to the person who acquires the right to exercise the Awards by bequest or inheritance, who will be allowed to exercise such vested Awards during a period of nine months from the date of death, but in no event later than the expiration date of the term of the Awards as set forth in Section 9 or in the Award Agreement. Unless otherwise determined by the Administrator, if, on the date of termination, the Grantee is not vested as to his entire Award, the unvested portion shall not be exercisable and the Award Shares covered by the unvested portion of the Awards shall revert to the Plan.

  Dismissal. In case of dismissal of an Employee, such Employee Grantee will be eligible to exercise, within 90 days of the date of termination of employment (but in no event later than the expiration date of the term of such Award as set forth in Section 9 of the Plan), any Awards that were vested on the date of termination. In addition, but only if the dismissal occurs at least 12 months subsequent to the Employee Grantee's beginning of employment with the Company, the Employee Grantee will be eligible to exercise a relative portion of the Awards included in the next installment not yet vested, based on the number of employment months elapsed (rounded downwards) since the later of the vesting date of the previous installment or the Effective Date compared to the total number of months (rounded downwards) between the vesting date of the previous installment or the Effective Date (as appropriate) and the vesting date of the nearest installment, as long as the Grantee was not dismissed for Cause. The Board, considering the recommendations made by the Administrator, is authorized to approve the exercise of additional Awards. If, after termination of employment, the Employee Grantee does not exercise within the time specified by the Award Agreement, the Plan or the Administrator the Awards to which he is eligible, then such Awards shall terminate, and the Award Shares covered by such portion shall revert to the Plan.

  Dismissal for Cause. In the event of termination of relationship with the Service Provider for Cause, the Service Provider's right to exercise vested Awards shall terminate immediately upon such termination, and all such Awards shall be forfeited without any payment being due.

  Disability of a Grantee. If a Grantee ceases to be an Employee or Service Provider as a result of a physical or mental impairment, which has lasted or is expected to last for a continuous period of not less than six consecutive months or an aggregate of six months in any twelve-month period and which causes the Grantee's total and permanent disability to engage in any substantial gainful activity ("Disability"), the Grantee may exercise his Awards within twelve (12) months of the date of termination, to the extent the Award is vested on the date of termination, but in no event later than the expiration date of the term of such Awards as set forth in Section 9 or in the Award Agreement. In addition, an Employee Grantee will also be eligible to exercise Awards included in the next installment which has not yet vested as of the date of termination. If, after termination, the Awards are not exercised within the time specified herein, the Award shall terminate, and the Award Shares covered by such Award shall revert to the Plan.

  Death of an Employee Grantee. If an Employee Grantee dies while considered an Employee , the vested Awards as well as Awards included in the next installment may be exercised within nine months following the Grantee's death, but in no event later than the expiration date of the term of such Awards as set forth in Section 9 or in the Award Agreement) by the Grantee's estate or by a person who acquires the right to exercise the Award by bequest or inheritance. If the Awards are not so exercised within the time specified herein, the Award shall terminate, and the Award Shares covered by such Award shall revert to the Plan.

  Retirement of an Employee Grantee. In the event of an Employee Grantee's retirement, at the age of at least 60 years, he/she will be eligible to exercise, within six months of such retirement (but in no event later than the expiration date of the term of such Award as set forth in Section 9or in the Award Agreement), any vested Awards in addition to a relative portion of the Awards included in the nearest installment not yet vested, based on the number of employment months elapsed (rounded downwards) since the later of the vesting date of the previous installment or the Effective Date compared to the total number of months (rounded downwards) between the vesting date of the previous installment or the Effective Date (as appropriate) and the vesting date of the nearest installment. If the Awards are not so exercised within the time specified herein, the Awards shall terminate, and the Award Shares covered by such Award shall revert to the Plan.

12. PAYMENT OF EXERCISE PRICE

Payment of Exercise Price may be made in such form as shall be acceptable to the Administrator in its sole discretion and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) Shares valued at the Fair Market Value Per Share, (v) Cashless Transaction or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

13. INCENTIVE STOCK OPTIONS

Options granted pursuant to this Section 13 are intended to constitute Incentive Stock Options and shall be granted subject to both the following special terms and conditions as well as the general terms and conditions specified in the Plan, except for those provisions of the Plan applying to awards under a different tax law or regulation:

  VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Award Shares with respect to which Incentive Stock Options granted under this Plan and all other Option plans of any Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year exceeds one hundred thousand United States dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted, with the Fair Market Value of any Share to be determined at the time of the grant of the Option. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollar ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

  TEN PERCENT SHAREHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent of the Fair Market Value of the Shares on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five years from the date of grant of such Incentive Stock Options.

  ELIGIBLE EMPLOYEES. Incentive Stock Options may only be granted to Employee Grantees. Incentive Stock Options may not be granted to any member of the Board in his capacity as such.

  INCENTIVE STOCK OPTIONS LOCK-UP PERIOD. No disposition of Award Shares, received pursuant to the exercise of Incentive Stock Options, shall be made by the Grantee within 2 years from the Effective Date nor within 1 year after the transfer of such Award Shares to him. To the extent that the Grantee violates the aforementioned limitations, the Incentive Stock Options shall be deemed to be Nonqualified Stock Options.

  APPROVAL. The status of any Award as an Incentive Stock Option shall be subject to approval of the Plan by the Company's shareholders, such approval to be provided 12 months before or after the Adoption Date.

  TIME LIMITS. Without derogating from Subsections 11(b) through 11(g), Incentive Stock Options that are not exercised within ninety days following termination of Grantee's employment in the Company or its Subsidiaries, or within one year in case of termination of Grantee's employment in the Company or a Subsidiary due to a disability (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

  Adjustments to Incentive Stock Options. Any adjustments made pursuant to Section 18(a) or Section 18(d) with respect to Incentive Stock Options shall be made only after the Board or the Administrator, after consulting with counsel for the Company, determines whether or not such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board or the Administrator determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it will refrain from making such adjustments, unless the holder of an Incentive Stock Option specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his income tax treatment with respect to the Incentive Stock Option.

  Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Award Shares acquired pursuant to the exercise of an Incentive Stock Option. A "Disqualifying Disposition" is any disposition (including any sale) of such Award Shares before the later of (a) two years after the date the Grantee was granted the Incentive Stock Option, or (b) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such stock is sold, these holding period requirements do not apply and no disposition of the Shares will be deemed a Disqualifying Disposition.

14. NONQUALIFIED STOCK OPTIONS

Awards granted pursuant to this Section 14 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified the Plan, except for said provisions of the Plan applying to awards under a different tax law or regulation.

15. TRUSTEE STOCK OPTIONS.

  Options granted pursuant to this Section 15 are intended to constitute Trustee Stock Options subject to Section 102, and shall be subject to the general terms and conditions specified in the Plan, except for said provisions of the Plan applying to awards under a different tax law or regulation.

  Trustee Stock Options shall be granted either as 102 Capital Gain Stock Options or 102 Ordinary Income Stock Options according to the Election as defined in Section 3.

  Anything herein to the contrary notwithstanding, all Trustee Stock Options granted under this Plan shall be granted by the Company to a Trustee designated by the Administrator and the Trustee shall hold each such Award and the Award Shares issued upon exercise thereof in trust for the benefit of the Grantee in respect of whom such Award was granted. All certificates representing Award Shares issued to the Trustee under the Plan shall be deposited with the Trustee and shall be held by the Trustee until such time that such Award Shares are released from the trust.

  With regard to 102 Capital Gain Stock Options and 102 Ordinary Income Stock Options, the Awards or the Award Shares and all rights related to them, including bonus shares, will be held by the Trustee for a period of at least 24 months and 12 months, respectively, from the end of the tax year in which the Effective Date of each Award occurred or a shorter period as approved by the tax authorities (the "Lock-up Period"), under the terms set in Section 102.

  In accordance with Section 102, the Grantee is prohibited from selling the Awards or the Awards Shares, until the end of the Lock-up Period. The meaning of this Section for purposes of income tax is that if an Employee voluntarily sells the Awards or the Awards Shares before the end of the Lock-up Period, the provision of Section 102 relating to non-compliance with the Lock-up Period will apply.

  Anything to the contrary notwithstanding, the Trustee shall not release any Awards which were not already exercised into Award Shares by the Grantee nor release any Award Shares issued upon exercise of the Award, prior to the full payment of the Exercise Price and Grantee's tax liability arising from Trustee Stock Options which were granted to him and/or Award Shares issued upon exercise of such Trustee Stock Options. Prior to receipt of the Award, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Award granted or Award Share issued to him thereunder.

  Trustee Stock Options may only be granted to Employees and members of the Board (subject to approval by the tax authorities).

16. NON TRUSTEE 102 STOCK OPTIONS

  Options granted pursuant to this Section 16 are intended to constitute Non Trustee 102 Stock Options and shall be subject to the general terms and conditions specified in the Plan, except for said provisions of the Plan applying to awards under a different tax law or regulations.

  Non Trustee 102 Stock Options may only be granted to Employees and members of the Board.

  The Non Trustee 102 Stock Options which shall be granted pursuant to the Plan may be issued to a trustee appointed by the Administrator.

  If the Grantee's employment with the Company is terminated for any reason, the Grantee will be obligated to provide the Company, to its satisfaction and subject to its sole discretion, with a security or guarantee to cover any future tax obligation resulting from the disposition of the Award Shares.

17. 3(9) STOCK OPTIONS.

  Options granted pursuant to this Section 17 are intended to constitute 3(9) Stock Options and shall be subject to the general terms and conditions specified the Plan, except for said provisions of the Plan applying to awards under a different tax law or regulations.

  3(9) Options may not be granted to Employees or members of the Board.

  The 3(9) Stock Options which shall be granted pursuant to the Plan may be issued to a trustee appointed by the Administrator.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Award Shares covered by or underlying each outstanding Award and the number of Award Shares which have been authorized for issuance under the Plan but as to which no Awards have been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the
  Exercise Price per Share of each such outstanding Award shall be appropriately adjusted in the case of any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares in each case effected without receipt of consideration by the Company; provided, however, that a change in the conversion price of any outstanding securities of the Company or the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Award Shares subject to an Award.

  Dissolution or Liquidation. It is hereby clarified that in the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Grantee of such event and any Awards that have not been previously exercised, will terminate immediately prior to the consummation of such proposed action.

  Voluntary Liquidation. Notwithstanding Subsection (b) above, in the event of a voluntary liquidation of the Company, which is not considered a Merger or Acquisition, the Administrator shall notify each Grantee as soon as practicable, but not less than 7 working days, prior to the effective date of such proposed transaction. The Grantee will have the right to exercise his vested Awards within 5 working days from receipt of such notice but in any case not later then the effective date of such transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action, unless the Board has authorized a longer period to exercise vested Awards to certain Grantees.

  Merger or Acquisition. In the event of a Merger or Acquisition, each outstanding Award shall be assumed or an equivalent Award substituted by the successor company or a parent or subsidiaries of the successor company. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made in the Exercise Price to reflect such action, and all other terms and conditions of the Award Agreements, such as the vesting dates, shall remain in force, all as will be determined by the Board whose determination shall be final.

The Administrator shall determine, in its discretion, the proper exchange ratio of the Awards and the fair value of such Awards for purposes of such substitution, shall be authorized to accelerate the vesting date of any or all Awards and shall be authorized to make all necessary adjustments in the terms of the Awards, and the substituted Awards (including, without limitation, adjustments in the Exercise Price) that are fair under the circumstances.

In the event that the successor company refuses to assume or substitute for the Awards, the Grantee shall retain the right to exercise vested Awards, and the Administrator shall notify the Grantee in writing that such Awards shall be exercisable for a period not less than fifteen days from the date of such notice, and the Awards shall terminate upon the expiration of such period. Should a Merger or Acquisition (as detailed above) occur within one year of the Effective Date, such Grantee shall be eligible to exercise a proportion of such Awards as determined by the Administrator, to which the Administrator shall issue a similar notice with a fifteen day period for exercise.

For the purposes of this Section 18(d), Awards shall be considered assumed if, following the Merger or Acquisition, the Award (or substitute award) confers upon the
Grantee the right to purchase or receive, for each Share of Award Shares for which the

Award was exercisable immediately prior to the Merger or Acquisition, the pro rata consideration (whether shares, stock options, cash, or other securities or property) received in the Merger or Acquisition by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger or Acquisition is not solely common shares (or their equivalent) of the successor company or its parent, the Administrator may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Award, for each Share of Award Shares, to be solely common shares (or their equivalent) of the successor company or its parent equal in fair market value to the per share consideration received by holders of a majority of the outstanding shares in the Merger or Acquisition, and provided further that the Administrator may determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for awards by the acquiring corporation or its parent or Subsidiaries, such Awards will be substituted for by any other type of asset or property including cash which is fair under the circumstances.

  Other Restrictions. It is hereby clarified that Award Shares acquired upon exercise of the Awards will be subject to all restrictions and limitations to which Shares are subject to pursuant to the By-Laws of the Company.

19. AMENDMENT AND TERMINATION OF THE PLAN

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

  Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

  Effect of Amendment or Termination. Without derogating from any other provisions of this Plan, any amendment, alteration, suspension or termination of the Plan that the Administrator finds, at its discretion, is impairing the legitimate rights of any Grantee, shall be made in a mutual agreement between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination and the terms of the Plan shall continue to be in effect with regard to any Award and Award Shares granted pursuant to it. Notwithstanding the foregoing, the Board may exercise its authority under this Section without the consent of Grantees.

20. INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Award Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained.

21. RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available and authorized for issuance such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. NO OBLIGATION TO CONTINUE EMPLOYMENT WITH THE EMPLOYEE

Neither the Plan, the Award Agreement, nor the grant of Awards to a Grantee shall impose any obligation on the Company or any Subsidiary to continue the employment or the engagement of a Service Provider.

23. GOVERNING LAW

Subject to Section 2 with regard to the implementation of Applicable Laws, the Plan and all instruments issued thereunder or in connection therewith (for the purposes of this Section: the "Plan and Instruments"), shall be governed by, interpreted, construed and enforced in accordance with (i) the internal laws of the State of Delaware (or the federal laws of the United States to the extent that such law is preempted by federal law), for the Plan and "American Instruments" (the instruments granted as Incentive Stock Options and/or Nonqualified Stock Options) and all other instruments granted under this plan other than Israeli Instruments, or (ii) the internal laws of the State of Israel, for the Plan and "Israeli Instruments" (the instruments granted at 102 Capital Gain Stock Options, Non Trustee 102 Stock Options, 102 Ordinary Stock Options and 3(9) Stock Options).

24. TAX CONSEQUENCES

If the Administrator shall so require, as a condition of exercise of an Award, the release of Award Shares by the Trustee or the expiration of the Lock-up Period (each a "Tax Event"), each Grantee shall agree that, no later than the date of the Tax Event, he will pay to the Company or make arrangements satisfactory to the Administrator and the Trustee (where relevant) regarding payment of any applicable taxes of any kind required by law to be withheld or paid upon the Tax Event. To the extent approved by the Administrator and permitted by law, a withholding obligation may be satisfied by the withholding or delivery of Award Shares.

ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS, OR IN THE CASE OF AN OPTION, FROM ITS EXERCISE, FROM THE SALE OR DISPOSITION OF THE AWARD OR FROM ANY OTHER ACT OF THE GRANTEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON OR THEREUPON.

With respect to Trustee Stock Options, the Trustee shall hold such Trustee Stock Options throughout their existence, and shall hold the Awards or the Award Shares until the payment of all applicable taxes by the Grantee subject to that the Trustee is satisfied that the payment is sufficient and necessary for the satisfaction of such Grantee's tax obligations with respect to such Awards or Award Shares.

While holding the Award Shares, the Trustee will be responsible for transferring to the Grantee any notice provided by the Company to its shareholders. Subject to fulfillment of all their obligations, Grantees will be entitled to instruct the Trustee to act on their behalf in utilizing the rights of their Award Shares and the Trustee shall be obligated thereto.

25. PROVISIONS FOR FOREIGN PARTICIPANTS

The Board may, without amending the Plan, modify Awards granted to participants who are foreign nationals or employed outside the United States or Israel to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.